PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 2ND QUARTER 2018 EARNINGS

•	2ND QUARTER GAAP NET INCOME OF $0.58 PER COMMON SHARE

•	2ND QUARTER CORE EARNINGS(1) OF $0.59 PER COMMON SHARE

•	GAAP BOOK VALUE OF $17.01 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the second quarter ended June 30, 2018. The Company’s GAAP net income for the second quarter was $109 million or $0.58 per common share. Core earnings(1) for the second quarter ended June 30, 2018 was $110 million or $0.59 per common share. Economic return on book value for the second quarter was 2.3%.(2) The Company sponsored three mortgage loan securitizations during the second quarter for $948 million and incurred $2.1 million in securitization deal related expenses.

“Chimera earned a solid 6.9% total economic return for the first half of 2018,” said Matthew Lambiase, Chimera’s CEO and President. “Staying true to our core investment strategy, we continue to opportunistically adjust our portfolio, maximizing shareholder value.”

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.
Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	June 30, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$90,671	$63,569
Non-Agency RMBS, at fair value	2,593,422	2,851,316
Agency MBS, at fair value	6,989,329	4,364,828
Loans held for investment, at fair value	13,246,521	13,678,263
Accrued interest receivable	106,877	100,789
Other assets	106,594	114,391
Derivatives, at fair value, net	129,341	48,914
Total assets (1)	$23,262,755	$21,222,070
Liabilities:
Repurchase agreements ($10.6 billion and $8.8 billion, pledged as collateral, respectively)	$9,127,048	$7,250,452
Securitized debt, collateralized by Non-Agency RMBS ($1.3 billion and $1.6 billion pledged as collateral, respectively)	179,742	205,780
Securitized debt at fair value, collateralized by loans held for investment ($13.0 billion and $13.3 billion pledged as collateral, respectively)	9,340,368	9,388,657
Payable for investments purchased	784,425	567,440
Accrued interest payable	71,405	61,888
Dividends payable	95,807	95,365
Accounts payable and other liabilities	13,818	17,191
Derivatives, at fair value, net	—	320
Total liabilities (1)	$19,612,613	$17,587,093

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 187,006,450 and 187,809,288 shares issued and outstanding, respectively	1,870	1,878
Additional paid-in-capital	3,816,631	3,826,691
Accumulated other comprehensive income	671,651	796,902
Cumulative earnings	3,324,968	2,967,852
Cumulative distributions to stockholders	(4,165,166)	(3,958,534)
Total stockholders' equity	$3,650,142	$3,634,977
Total liabilities and stockholders' equity	$23,262,755	$21,222,070
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of June 30, 2018 and December 31, 2017, total assets of consolidated VIEs were $14,455,778 and $14,987,464, respectively, and total liabilities of consolidated VIEs were $9,559,149 and $9,631,820, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net interest income:
Interest income (1)	$306,436	$288,644	$603,567	$539,988
Interest expense (2)	161,266	137,955	310,518	248,186
Net interest income	145,170	150,689	293,049	291,802
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(805)	(749)	(1,099)	(3,462)
Portion of loss recognized in other comprehensive income	(8,326)	(12,760)	(9,190)	(28,748)
Net other-than-temporary credit impairment losses	(9,131)	(13,509)	(10,289)	(32,210)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	25,895	5,802	107,314	10,698
Realized gains (losses) on terminations of interest rate swaps	—	(16,143)	—	(16,143)
Net realized gains (losses) on derivatives	(1,393)	(11,481)	11,693	(20,839)
Net gains (losses) on derivatives	24,502	(21,822)	119,007	(26,284)
Net unrealized gains (losses) on financial instruments at fair value	(18,364)	67,762	(3,898)	140,005
Net realized gains (losses) on sales of investments	2,167	4,541	2,167	9,708
Gains (losses) on extinguishment of debt	387	(48,014)	10,057	(48,014)
Total other gains (losses)	8,692	2,467	127,333	75,415

Other expenses:
Compensation and benefits	8,689	7,671	17,100	15,227
General and administrative expenses	5,860	4,585	11,349	8,625
Servicing fees	9,943	10,890	21,277	$20,478
Deal expenses	2,095	1,345	3,183	12,698
Total other expenses	26,587	24,491	52,909	57,028
Income (loss) before income taxes	118,144	115,156	357,184	$277,979
Income taxes	36	139	68	$155
Net income (loss)	$118,108	$115,017	$357,116	$277,824

Dividend on preferred stock	9,400	9,400	18,800	14,683

Net income (loss) available to common shareholders	$108,708	$105,617	$338,316	$263,141

Net income (loss) per share available to common shareholders:
Basic	$0.58	$0.56	$1.81	$1.40
Diluted	$0.58	$0.56	$1.80	$1.40

Weighted average number of common shares outstanding:
Basic	186,994,743	187,779,406	187,272,469	187,770,626
Diluted	187,422,145	188,142,551	187,738,443	188,169,093

Dividends declared per share of common stock	$0.50	$0.50	$1.00	$1.00

(1) Includes interest income of consolidated VIEs of $229,746 and $234,437 for the quarters ended June 30, 2018 and 2017, respectively and interest income of consolidated VIEs of $464,772 and $427,426 for the six months ended June 30, 2018 and 2017.
(2) Includes interest expense of consolidated VIEs of $99,507 and $105,723 for the quarters ended June 30, 2018 and 2017, respectively and interest expense of consolidated VIEs of $199,121 and $188,407 for the six months ended June 30, 2018 and 2017.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Comprehensive income (loss):
Net income (loss)	$118,108	$115,017	$357,116	$277,824
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(42,341)	41,655	(131,157)	37,744
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	9,131	13,509	10,289	32,210
Reclassification adjustment for net realized losses (gains) included in net income	(4,383)	(2,591)	(4,383)	(7,777)
Other comprehensive income (loss)	(37,593)	52,573	(125,251)	62,177
Comprehensive income (loss) before preferred stock dividends	$80,515	$167,590	$231,865	$340,001
Dividends on preferred stock	$9,400	$9,400	$18,800	$14,683
Comprehensive income (loss) available to common stock shareholders	$71,115	$158,190	$213,065	$325,318

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$108,708	$229,607	$98,208	$129,832	$105,617
Adjustments:
Net other-than-temporary credit impairment losses	9,131	1,158	18,179	11,468	13,509
Net unrealized (gains) losses on derivatives	(25,895)	(81,419)	(28,074)	(9,204)	(5,802)
Net unrealized (gains) losses on financial instruments at fair value	18,364	(14,466)	47,637	(19,042)	(67,762)
Net realized (gains) losses on sales of investments	(2,167)	—	586	(1)	(4,541)
(Gains) losses on extinguishment of debt	(387)	(9,670)	(12,742)	1	48,014
Realized (gains) losses on terminations of interest rate swaps	—	—	—	—	16,143
Net realized (gains) losses on Futures (1)	2,210	(16,424)	(8,204)	3,267	6,914
Core Earnings	$109,964	$108,786	$115,590	$116,321	$112,092

GAAP net income per basic common share	$0.58	$1.22	$0.52	$0.69	$0.56
Core earnings per basic common share(2)	$0.59	$0.58	$0.62	$0.62	$0.60

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at June 30, 2018 and December 31, 2017.

	June 30, 2018
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,522,667	$53.23	$81.81	4.8%	17.7%
Senior, interest-only	5,282,885	5.73	4.78	1.4%	9.1%
Subordinated	365,499	56.13	73.00	4.0%	10.8%
Subordinated, interest-only	206,557	4.49	5.07	0.9%	11.8%
Agency MBS
Residential pass-through	4,527,730	103.70	101.88	4.0%	3.4%
Commercial pass-through	2,300,891	102.08	98.81	3.6%	3.4%
Interest-only	3,010,512	3.65	3.42	0.7%	3.3%

	December 31, 2017
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,733,926	$54.04	$81.62	4.6%	16.7%
Senior, interest-only	4,862,461	5.41	4.34	1.3%	8.0%
Subordinated	501,455	66.77	80.01	4.1%	9.6%
Subordinated, interest-only	201,378	3.66	3.89	0.8%	11.8%
Agency MBS
Residential pass-through	2,227,128	105.53	104.27	3.8%	2.9%
Commercial pass-through	1,894,594	102.26	102.31	3.6%	3.2%
Interest-only	3,021,840	3.68	3.45	0.7%	3.4%

(1) Bond Equivalent Yield at period end.

At June 30, 2018 and December 31, 2017, the repurchase agreements collateralized by MBS had the following remaining maturities.

	June 30, 2018	December 31, 2017
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	4,757,404	4,745,342
30 to 59 days	1,915,294	1,206,769
60 to 89 days	1,460,284	592,865
90 to 119 days	90,183	—
Greater than or equal to 120 days	903,883	705,476
Total	$9,127,048	$7,250,452

The following table summarizes certain characteristics of our portfolio at June 30, 2018 and December 31, 2017.

	June 30, 2018	December 31, 2017
Interest earning assets at period-end (1)	$22,829,272	$20,894,407
Interest bearing liabilities at period-end	$18,647,158	$16,844,889
GAAP Leverage at period-end	5.1:1	4.6:1
GAAP Leverage at period-end (recourse)	2.5:1	2.0:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	5.3%	5.9%
Senior	3.0%	2.9%
Senior, interest only	1.4%	1.3%
Subordinated	0.9%	1.7%
Subordinated, interest only	0.0%	0.0%
RMBS transferred to consolidated VIEs	3.2%	4.6%
Agency MBS	32.7%	22.2%
Residential	21.5%	11.8%
Commercial	10.7%	9.8%
Interest-only	0.5%	0.6%
Loans held for investment	58.8%	67.3%
Fixed-rate percentage of portfolio	94.7%	93.7%
Adjustable-rate percentage of portfolio	5.3%	6.3%
Annualized yield on average interest earning assets for the periods ended	6.1%	6.3%
Annualized cost of funds on average borrowed funds for the periods ended (2)	3.6%	3.6%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended June 30, 2018	$306,436	$161,266	$(1,246)	$160,020	$145,170	$1,246	$436	$146,852
For the Quarter Ended March 31, 2018	$297,132	$149,251	$2,612	$151,863	$147,881	$(2,612)	$143	$145,412
For the Quarter Ended December 31, 2017	$301,957	$144,204	$4,369	$148,573	$157,753	$(4,369)	$(61)	$153,323
For the Quarter Ended September 30, 2017	$296,813	$140,358	$3,489	$143,847	$156,455	$(3,489)	$(167)	$152,799
For the Quarter Ended June 30, 2017	$288,644	$137,955	$3,486	$141,441	$150,689	$(3,486)	$(350)	$146,853
(1) Primarily interest expense/(income) on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	June 30, 2018			June 30, 2017
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$5,149,790	$43,328	3.4%	$3,661,335	$24,289	2.7%
Non-Agency RMBS	1,146,623	27,133	9.5%	1,335,643	29,567	8.9%
Non-Agency RMBS transferred to consolidated VIEs	788,432	49,209	25.0%	1,069,509	58,486	21.9%
Residential mortgage loans held for investment	13,041,746	187,202	5.7%	12,391,023	175,952	5.7%
Total	$20,126,591	$306,872	6.1%	$18,457,510	$288,294	6.2%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$4,780,044	$20,661	1.7%	$3,156,501	$12,190	1.5%
Non-Agency RMBS	371,968	3,391	3.6%	725,698	5,229	2.9%
Re-Remic repurchase agreements	756,931	7,780	4.1%	387,493	3,573	3.7%
RMBS from loan securitizations	2,618,381	28,681	4.4%	1,823,189	14,726	3.2%
Securitized debt, collateralized by Non-Agency RMBS	187,355	2,637	5.6%	284,127	5,563	7.8%
Securitized debt, collateralized by loans	9,168,464	96,870	4.2%	9,700,805	100,160	4.1%
Total	$17,883,143	$160,020	3.6%	$16,077,813	$141,441	3.5%

Economic net interest income/net interest rate spread		$146,852	2.5%		$146,853	2.7%

Net interest-earning assets/net interest margin	$2,243,448		2.9%	$2,379,697		3.2%

Ratio of interest-earning assets to interest bearing liabilities	1.13			1.15

(1) Interest-earning assets at amortized cost
(2) Interest includes net cash paid/received on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of the Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For the Quarter Ended June 30, 2018	12.91%	16.05%	12.02%
For the Quarter Ended March 31, 2018	26.17%	15.92%	11.91%
For the Quarter Ended December 31, 2017	11.82%	16.85%	12.70%
For the Quarter Ended September 30, 2017	15.42%	16.92%	12.88%
For the Quarter Ended June 30, 2017	12.98%	16.57%	12.65%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands)
Balance, beginning of period	$555,444	$582,193	$622,982	$627,724	$648,659
Accretion of discount	(38,110)	(37,309)	(39,640)	(43,502)	(42,625)
Purchases	3,098	—	(2,914)	1,723	(108)
Sales and deconsolidation	(6,439)	174	—	5,792	212
Transfers from/(to) credit reserve, net	26,276	10,386	1,765	31,245	21,586
Balance, end of period	$540,269	$555,444	$582,193	$622,982	$627,724

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.